Exhibit 99.1

NEWS RELEASE

Contact:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA TO LAUNCH BRANDED CREDIT CARD PROGRAM
FOR GROWING ONLINE RETAILER OVERSTOCK.COM TO FURTHER
STRENGTHEN BRAND LOYALTY

•	Alliance Data selected by Overstock.com to provide private label credit card
•	Alliance Data’s digital and multi-channel marketing capabilities to deliver incremental sales and increased brand affinity for online retailer

DALLAS – May 1, 2014 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Retail Services business, which manages more than 130 private label and co-brand credit programs, has signed a long-term agreement to provide private label credit card services for high-growth online discount retailer Overstock.com (www.overstock.com) (NASDAQ: OSTK). Based in Salt Lake City, Overstock.com sells a broad range of products from apparel to home furnishings through its website and one outlet store, and reported revenues of $1.3 billion for FY 2013. Overstock.com has experienced double-digit revenue growth for the last five years, and has been named the number three online retailer in the 2014 Customer Loyalty and Engagement Index.

Alliance Data will deliver a loyalty-driven private label credit program customized for Overstock.com, designed to further enrich the brand’s relationship with its customers, including members of the successful Club O rewards program. Cardmembers will receive special financing options, as well as access to exclusive promotions and events.

Through analysis of purchase behaviors and consumer insight expertise, Alliance Data will work with Overstock.com to develop an even deeper understanding of its cardmembers to increase cardmember loyalty and brand affinity. Overstock.com will use Alliance Data’s “in the moment” marketing capabilities for cardmember applications, and will have access to Alliance Data’s advanced suite of digital and mobile solutions designed to increase cardmember engagement in an online environment.

“Overstock.com is a truly unique online retailer, with an enthusiastic base of shoppers who appreciate not only the broad product selection and outstanding customer service, but also one of the most generous loyalty programs in online shopping,” said Melisa Miller, president of Alliance Data Retail Services. “Our marketing-driven credit tools and attention to creating a seamless cardmember experience will extend the reach of the Overstock.com brand while driving loyalty and sales among its best shoppers.”

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with more than 130 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know more. Sell more.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted marketing expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

# # #